UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2023 (March 28, 2023)

CRANE NXT, CO.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

Delaware	1-1657	88-0706021
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Winter Street 4th Floor Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-430-2510

Crane Holdings, Co.

100 First Stamford Place

Stamford, CT 06902

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 3, 2023, Crane NXT, Co., which, prior to the Name Change (as defined below) was known as Crane Holdings, Co. (“Crane NXT”), entered into definitive agreements with Crane Company, a then wholly-owned subsidiary of Crane NXT (“Crane Company”). The definitive agreements were entered into in connection with Crane NXT’s previously announced plan to separate into two independent, publicly-traded companies, in a transaction in which Crane NXT will retain its Payment & Merchandising Technologies segment and spin-off its Aerospace & Electronics, Process Flow Technologies and Engineered Materials segments to Crane NXT’s stockholders (the “Spin-Off”). The definitive agreements entered into between Crane NXT and Crane Company in connection with the Spin-Off set forth the terms and conditions of the Spin-Off and provide a framework for Crane NXT’s relationship with Crane Company following the Spin-Off, including the allocation between Crane NXT and Crane Company of Crane NXT’s and Crane Company’s assets, liabilities and obligations attributable to periods prior to, at and after the Spin-Off. These agreements include the Separation and Distribution Agreement (as described below), which contains certain key provisions related to the Spin-Off, as well as a Transition Services Agreement, a Tax Matters Agreement, an Employee Matters Agreement and an Intellectual Property Matters Agreement (each, as described below) (collectively, the “Separation Agreements”).

Separation and Distribution Agreement

On April 3, 2023, Crane NXT and Crane Company entered into a Separation and Distribution Agreement that sets forth, among other things, the agreements between Crane NXT and Crane Company regarding the principal transactions necessary to effect the Spin-Off. It also sets forth other agreements that govern certain aspects of Crane NXT’s ongoing relationship with Crane Company after the completion of the Spin-Off. A summary of certain important terms and conditions of the Separation and Distribution Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Agreements with Crane Holdings, Co. / Crane NXT, Co.—The Separation and Distribution Agreement” in Crane Company’s Information Statement (the “Information Statement”), which is included as Exhibit 99.1 to Crane NXT’s Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 8, 2023. Such summary is incorporated into this Item 1.01 by reference as if restated in full.

The foregoing description of the Separation and Distribution Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation and Distribution Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated into this Item 1.01 by reference.

Transition Services Agreement

On April 3, 2023, Crane NXT and Crane Company entered into a Transition Services Agreement to provide for the transition of Crane Holdings, Co. into two independent, publicly-traded companies (Crane NXT and Crane Company), and to allow each party time to replace certain assets and employees that have been allocated to the other party. Under the Transition Services Agreement, each of Crane NXT and Crane Company has agreed to provide transition service support to the other for various periods of time ranging up to 18 months in the areas of finance, tax, human resources, legal and information technology. Such services will be provided on customary commercial terms, and each such service can be terminated early if it is no longer required prior to the expected termination date of such service. The Transition Services Agreement was negotiated in the context of a parent-subsidiary relationship and in the context of the Spin-Off.

The foregoing description of the Transition Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Services Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Tax Matters Agreement

On April 3, 2023, Crane NXT and Crane Company entered into a Tax Matters Agreement which, among other things, governs Crane NXT’s and Crane Company’s respective rights, responsibilities and obligations after the Spin-Off with respect to tax liabilities and benefits (including any taxes imposed that are attributable to the failure of the Distribution (as defined below) and certain related transactions to qualify as a transaction that is tax-free for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. Although enforceable as between the parties, the Tax Matters Agreement will not be binding on the Internal Revenue Service or other tax authorities. A summary of certain important terms and conditions of the Tax Matters Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Agreements with Crane Holdings, Co. / Crane NXT, Co.—Tax Matters Agreement” in the Information Statement. Such summary is incorporated into this Item 1.01 by reference as if restated in full.

The foregoing description of the Tax Matters Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tax Matters Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated into this Item 1.01 by reference.

Employee Matters Agreement

On April 3, 2023, Crane NXT and Crane Company entered into an Employee Matters Agreement which, among other things, governs Crane NXT’s, Crane Company’s and their respective subsidiaries’ rights, responsibilities and obligations after the Spin-Off with respect to the following matters: (i) employees and former employees (and their respective dependents and beneficiaries) who are or were employed with Crane NXT, Crane Company or their respective subsidiaries, (ii) the allocation of assets and liabilities generally relating to employees, employment or service-related matters and employee benefit plans, (iii) employee compensation plans and director compensation plans, including equity plans and (iv) other human resources, employment and employee benefits matters. A summary of certain important terms and conditions of the Employee Matters Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Agreements with Crane Holdings, Co. / Crane NXT, Co.—Employee Matters Agreement” in the Information Statement. Such summary is incorporated into this Item 1.01 by reference as if restated in full.

The foregoing description of the Employee Matters Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employee Matters Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated into this Item 1.01 by reference.

Intellectual Property Matters Agreement

On April 3, 2023, Crane NXT and Crane Company entered into an Intellectual Property Matters Agreement, which, among other things, governs the continued ownership and use by Crane NXT and Crane Company of their respective trademarks and trade names that include or are compromised of the term “Crane” in their respective businesses. A summary of certain important terms and conditions of the Intellectual Property Matters Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Agreements with Crane Holdings, Co. / Crane NXT, Co.—Intellectual Property Matters Agreement” in the Information Statement. Such summary is incorporated into this Item 1.01 by reference as if restated in full.

The foregoing description of the Intellectual Property Matters Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Intellectual Property Matters Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated into this Item 1.01 by reference.

Collateral Agreement

On March 31, 2023, Crane NXT and certain of its domestic, wholly-owned subsidiaries (collectively, the “Subsidiary Grantors”) entered into a collateral agreement (the “Collateral Agreement”) with JPMorgan Chase, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) to grant liens to secure the obligations of the borrowers under the Credit Agreement (as defined below). Under the Collateral Agreement, the Administrative Agent is granted a security interest in substantially all of the assets of Crane NXT and the Subsidiary Grantors, subject to customary exceptions (collectively, the “Collateral”), and the Collateral Agreement contains representations and warranties and affirmative and negative covenants customary for collateral agreements of this type, subject to, in each case, exceptions and thresholds where customary.

In addition, the Collateral Agreement provides that the 6.55% Senior Notes due 2036 of Crane NXT issued under that certain Indenture, dated as of April 1, 1991, between Crane NXT, as issuer, and U.S. Bank Trust Company, National Association, as trustee, shall be secured on an equal and ratable basis with the Collateral securing the obligations under the Credit Agreement so long as the obligations under the Credit Agreement are secured thereby.

The foregoing description of the Collateral Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Collateral Agreement, a copy of which is filed as Exhibit 10.5 hereto and is incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On March 31, 2023, Crane NXT terminated in full and prepaid all outstanding amounts then due and owing under its $650 million revolving credit facility, dated as of July 28, 2021 (as amended by that certain Amendment No. 1, dated as of May 16, 2022), among Crane NXT, CR Holdings C.V., each lender party thereto and JPMorgan Chase Bank, N.A. (the “5-Year Revolving Credit Facility”), and its 364-day credit agreement, dated as of August 11, 2022, among Crane NXT, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “364-Day Term Loan Facility”).

On March 31, 2023, in connection with the termination of the 5-Year Revolving Credit Facility and the 364-Day Term Loan Facility, Crane NXT also terminated its commercial paper program, without penalty. At the time the commercial paper program was terminated, Crane NXT had no commercial paper outstanding.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Immediately prior to the consummation of the Spin-Off, Crane Company was a wholly-owned subsidiary of Crane NXT. Effective as of 5:00 p.m. New York City time on April 3, 2023 (the “Distribution Date”), Crane NXT completed the Spin-Off through a pro rata distribution to holders of record of Crane NXT’s common stock, par value $1.00 per share (“Crane NXT Common Stock”), as of 5:00 p.m. New York City time on March 23, 2023 (the “Record Date”), of one share of Crane Company’s common stock, par value $1.00 per share (“Crane Company Common Stock”), for every one share of Crane NXT Common Stock held by such Crane NXT stockholders as of the Record Date (the “Distribution”). Crane Company is now an independent public company and expects that Crane Company Common Stock will commence trading “regular way” under the symbol “CR” on the New York Stock Exchange (the “NYSE”) on April 4, 2023, which is the next trading day following the Distribution Date. Immediately following the Spin-Off, Crane NXT completed the Name Change, and Crane NXT expects that, on April 4, 2023, Crane NXT Common Stock will cease trading under the ticker symbol “CR” and will commence trading under its new symbol “CXT” on the NYSE on April 4, 2023, which is the next trading day following the Distribution Date. Crane NXT did not issue fractional shares of Crane Company Common Stock in connection with the Distribution. Following the Spin-Off, Crane NXT does not beneficially own any shares of Crane Company Common Stock and will no longer consolidate Crane Company within Crane NXT’s financial results.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on March 17, 2023, Crane NXT entered into a credit agreement (the “Credit Agreement”) with a syndicate of banks, including a $350 million senior secured term loan facility (the “Term Loan”). Crane NXT’s obligations under the Credit Agreement are guaranteed by certain of Crane NXT’s wholly-owned domestic subsidiaries and secured by a lien on substantially all of the tangible and intangible assets of Crane NXT and such subsidiaries, in each case, subject to materiality thresholds and other exceptions and exclusions customary for credit facilities of this type. At the closing of the Credit Agreement, Crane NXT did not borrow any funds under the Credit Agreement. On March 31, 2023, Crane NXT drew down the full $350 million available under the Term Loan. Crane NXT used the proceeds from the Term Loan to pay in full all principal, interest, fees and other amounts due or outstanding under the 364-Day Term Loan Facility. Crane NXT also used the proceeds from the Term Loan to pay fees and expenses incurred in connection with transactions related to the Spin-Off and, to the extent of any remaining proceeds after the foregoing application, for general corporate purposes of Crane NXT.

The description of the Credit Agreement is set forth under Item 1.01 in Crane NXT’s Current Report on Form 8-K filed with the SEC on March 20, 2023 (the “Prior Financing 8-K”), which description is incorporated into this Item 2.03 by reference. In addition, the Credit Agreement was filed as Exhibit 10.1 to the Prior Financing 8-K and is incorporated into this Item 2.03 by reference.

The information set forth under the section titled “Collateral Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the section titled “Collateral Agreement” in Item 1.01 of this Current Report on Form 8-K and the section titled “Amended and Restated By-laws” in Item 5.03 of this Current Report on Form 8-K are incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

Effective as of the consummation of the Spin-Off on April 3, 2023, each of Martin R. Benante, Ronald C. Lindsay, Charles G. McClure, Jr. and Jennifer M. Pollino resigned from his or her position as a director on Crane NXT’s Board of Directors (the “Crane NXT Board”), including the committees of the Crane NXT Board of which he or she was a member. Each of Martin R. Benante, Ronald C. Lindsay, Charles G. McClure, Jr. and Jennifer M. Pollino became directors of Crane Company as of March 28, 2023.

Effective as of the consummation of the Spin-Off on April 3, 2023, each of Aaron W. Saak, William Grogan and Cristen Kogl was appointed to serve as an additional director on the Crane NXT Board until the next annual meeting of Crane NXT’s stockholders. Biographical information for each of Aaron W. Saak, William Grogan and Cristen Kogl is provided below:

•	Aaron Saak: A biography for Aaron W. Saak was included in Crane NXT’s Current Report on Form 8-K filed with the SEC on October 20, 2022 and is incorporated into this Item 5.02 by reference.

•

William Grogan: William Grogan serves as Senior Vice President and Chief Financial Officer of IDEX Corp. (“IDEX”), which he joined more than a decade ago. Prior to becoming Chief Financial Officer, Mr. Grogan was the finance leader of all operations for IDEX, spanning a global manufacturing footprint that creates mission-critical components for a wide range of markets. Mr. Grogan previously led store operations finance for Walgreens. Mr. Grogan has extensive financial expertise acquired as a public company chief financial officer, including significant experience in strategic planning and mergers and acquisitions, along with a history of optimizing capital deployment through a disciplined acquisition strategy and a consistent philosophy of returning funds to shareholders.

•

Cristen Kogl: Cristen Kogl has more than 30 years of legal experience, serving as Chief Legal Officer, General Counsel and Corporate Secretary at Zebra Technologies. Ms. Kogl joined Zebra Technologies in 2015 having previously served as Executive Vice President and General Counsel of National Express LLC and in legal roles with a number of additional corporations. Ms. Kogl has operational and organizational expertise from managing global legal and compliance teams, with experience in mergers & acquisitions, intellectual property, U.S. public company governance and SEC regulations, executive compensation, commercial contracting, enterprise risk management, litigation management, labor relations, government affairs and compliance functions.

Effective as of the consummation of the Spin-Off on April 3, 2023, the Crane NXT Board consists of John S. Stroup, James L. L. Tullis, Max H. Mitchell, Michael Dinkins, Ellen McClain, Aaron W. Saak, William Grogan and Cristen Kogl, with John S. Stroup serving as the chairman of the Crane NXT Board.

Also, effective as of the consummation of the Spin-Off on April 3, 2023:

•

William Grogan was appointed as an additional member of the audit committee of the Crane NXT Board (the “Audit Committee”). Effective as of the consummation of the Spin-Off on April 3, 2023, the Audit Committee consists of John S. Stroup, Michael Dinkins and William Grogan, with Michael Dinkins serving as the chair of the Audit Committee.

•

Cristen Kogl was appointed as an additional member of the management organization and compensation committee of the Crane NXT Board (the “Compensation Committee”). Effective as of the consummation of the Spin-Off on April 3, 2023, the Compensation Committee consists of Ellen McClain, James L. L. Tullis and Cristen Kogl, with Ellen McClain serving as the chair of the Compensation Committee.

•

Cristen Kogl, Ellen McClain and James L. L. Tullis were appointed as additional members of the nominating and governance committee of the Crane NXT Board (“Nominating Committee”). Effective as of the consummation of the Spin-Off on April 3, 2023, the Nominating Committee consists of Cristen Kogl, Michael Dinkins, Ellen McClain and James L. L. Tullis, with James L. L. Tullis serving as the chair of the Nominating Committee.

•

John S. Stroup, Michael Dinkins and Aaron W. Saak were appointed as members of the executive committee of the Crane NXT Board (the “Executive Committee”). Effective as of the consummation of the Spin-Off on April 3, 2023, the Executive Committee consists of John S. Stroup, Michael Dinkins and Aaron W. Saak, with John S. Stroup serving as the chair of the Executive Committee.

Each of the non-employee directors of Crane NXT will receive compensation for their service as a director or committee member in accordance with Crane NXT’s standard director compensation plans and programs more fully described in the Crane Co. 2022 Notice of Annual Meeting and Proxy Statement/Prospectus filed with the SEC on April 15, 2022 under the heading “Compensation of Directors—Director Compensation Program,” which is incorporated into this Item 5.02 by reference.

Each of the non-employee directors either has or will enter into an indemnification agreement with Crane NXT. A Form of Indemnification Agreement is attached as Exhibit 10(iii)(j) to the Form 10-K filed by Crane NXT with the SEC on March 1, 2023, and is incorporated into this Item 5.02 by reference.

There are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as directors. There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Resignation and Appointment of Certain Executive Officers

Effective upon the consummation of the Spin-Off, the following individuals resigned as executive officers of Crane NXT:

Name	Position
Max H. Mitchell	President and Chief Executive Officer
Richard A. Maue	Executive Vice President and Chief Financial Officer
Anthony M. D’Iorio	Executive Vice President, General Counsel and Secretary
Alejandro Alcala	Executive Vice President

As of the consummation of the Spin-Off, the following individuals serve in the positions noted below at Crane NXT:

Name	Position
Aaron W. Saak	President and Chief Executive Officer
Christina Cristiano	Senior Vice President, Chief Financial Officer
Bianca Shardelow	Vice President, Controller and Principal Accounting Officer

Biographical information for Mr. Saak and Ms. Cristiano is provided, respectively, in Crane NXT’s Current Report on Form 8-K filed with the SEC on October 20, 2022 and Crane NXT’s Current Report on Form 8-K filed with the SEC on February 27, 2023, each of which is incorporated into this Item 5.02 by reference (the “Prior Officer 8-Ks”). Biographical information for Bianca Shardelow is provided below:

•

Bianca Shardelow: Bianca Shardelow, 44 years old, joined Crane NXT as Chief Audit Executive in October 2019. In this role, Ms. Shardelow led the global Internal Audit organization in meeting the Internal Audit Charter as well as is a key leader in Crane NXT’s enterprise-wide risk management process and directly coordinates certain matters with the Audit Committee. Prior to joining Crane NXT, Ms. Shardelow was the global Business Unit Controller for Refinitiv. She also held a series of roles of increasing responsibility within the Corporate Compliance and Chief Accounting Office of Thomson Reuters, spanning 12 years. Ms. Shardelow started her career at Deloitte in South Africa.

Mr. Saak and Ms. Cristiano previously entered into offer letters with Crane NXT, as described in the Prior Officer 8-Ks, and no changes are being made to their compensatory arrangements as a result of the Spin-Off.

Pursuant to an offer letter entered into between Crane NXT and Ms. Shardelow on February 27, 2023 (the “Offer Letter”), Ms. Shardelow’s annual base salary is $290,000. Beginning in 2023, Ms. Shardelow will be eligible for a target bonus equal to 50% of her annual base salary, based on the achievement of certain corporate and individual performance goals. Ms. Shardelow’s bonus payout will be capped at 200% of target. Ms. Shardelow will receive a true-up equity award on April 20, 2023 with a value of $70,000.

Ms. Shardelow is a party to Crane NXT’s standard Employment/Severance Agreement and Indemnification Agreement and will be eligible to participate in benefit programs offered to Crane NXT’s executive officers from time to time, including the Benefit Equalization Plan.

The foregoing is a discussion of certain terms of the Offer Letter and is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to Crane NXT’s Quarterly Report on Form 10-Q for its quarter ending March 31, 2023.

There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Act.

Certain Compensatory Plans

As described in the Employee Matters Agreement, certain compensatory plans in which Crane NXT’s named executive officers participate were assigned to Crane Company in connection with the Spin-Off. As provided in the Employee Matters Agreement, Crane NXT has replaced those plans with substantially similar plans, effective as of the Spin-Off, entitled the Crane NXT Benefit Equalization Plan and the Crane NXT, Co. Annual Incentive Plan. These plans will be filed as an exhibit to Crane NXT’s Quarterly Report on Form 10-Q for its quarter ending March 31, 2023.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment to the Certificate of Incorporation

On April 3, 2023, Crane NXT filed a Certificate of Amendment (the “Certificate of Amendment”) to Crane NXT’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which became effective as of immediately following the consummation of the Spin-Off, pursuant to which Crane NXT changed its name from “Crane Holdings, Co.” to “Crane NXT, Co.” (the “Name Change”). Pursuant to Section 242(b)(1) of the General Corporation Law of the State of Delaware (the “DGCL”), the Name Change was approved by the Crane NXT Board, did not require approval of Crane NXT’s stockholders and will not affect the rights of Crane NXT’s security holders.

The foregoing description of the Certificate of Amendment and Certificate of Incorporation does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment and Certificate of Incorporation, copies of which are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated into this Item 5.03 by reference.

Amended and Restated By-laws

In addition, on April 3, 2023, the by-laws of Crane NXT were amended and restated (the “Amended and Restated By-laws”), effective as of the Spin-Off. The purpose of this amendment and restatement was to update certain procedural requirements related to nominations for the election of directors to the Crane NXT Board, adopt an exclusive forum provision and effect certain administrative and other changes, including to reflect recent changes to the DGCL.

•

The Amended and Restated By-laws have been amended to provide that stockholder nominations of directors must comply with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Among other things, a stockholder’s notice regarding the nomination of a director at a stockholders meeting must include, among other things, the information required by Rule 14a-19 of the Exchange Act and a stockholder providing such notice must agree to update and supplement its notice to provide evidence that the stockholder has solicited proxies from holders representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote in the election of directors and to provide such update prior to the deadline set forth in Article II, Section 12 of the Amended and Restated By-laws.

•

The Amended and Restated By-laws have been amended to include a new provision which provides that, subject to certain exceptions, unless Crane NXT consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Crane NXT, (ii) any action asserting a claim of breach of a duty (including breach of any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of Crane NXT to Crane NXT or Crane NXT’s stockholders, (iii) any action asserting a claim against Crane NXT or any current or former director, officer, stockholder, employee or agent of Crane NXT arising out of or relating to any provision of the DGCL, the Certificate of Incorporation or the Amended and Restated By-laws (each, as in effect from time to time) or (iv) any action asserting a claim against Crane NXT or any current or former director, officer, stockholder, employee of agent of Crane NXT governed by the internal affairs doctrine of the State of Delaware.

•

The Amended and Restated By-laws provide that, at any meeting of stockholders, the chairman of such meeting or the Crane NXT Board may adjourn such meeting. Previously, a vote of the holders of a majority of Crane NXT’s shares present at such meeting was required to adjourn a meeting of stockholders. The Amended and Restated By-laws also contain provisions about notices, if any, that may be required in connection with an adjourned or postponed meeting of stockholders and lists of stockholders entitled to vote at meetings of stockholders.

•

The Amended and Restated By-laws provide that a stockholder may authorize another person to act as a proxy for such stockholder, but limits the proxy to three years unless such proxy provides for a longer period of time.

•	The Amended and Restated By-laws clarify that stockholder meetings may be held solely by means of remote communication in the manner authorized by the DGCL.

The Amended and Restated By-laws also contain changes of a technical or conforming nature to several other sections, including to reflect the Name Change and the change in principal executive offices to Waltham, Massachusetts.

The foregoing description of the Amended and Restated By-laws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated By-laws, a copy of which is filed as Exhibit 3.3 hereto and is incorporated into this Item 5.03 by reference.

Item 8.01	Other Events

Press Releases

On March 28, 2023, Crane NXT issued a press release announcing, among other things, the board of directors and executive leadership team of Crane Company following the Spin-Off (the “Crane Company Leadership Press Release”). A copy of the Crane Company Leadership Press Release is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

On March 28, 2023, Crane NXT issued a press release announcing, among other things, the board of directors and executive leadership team of Crane NXT following the Spin-Off (the “Crane NXT Leadership Press Release”). A copy of Crane NXT Leadership Press Release is attached as Exhibit 99.2 hereto and is incorporated into this Item 8.01 by reference.

On April 3, 2023, Crane NXT issued a press release (the “Spin-Off Press Release”) announcing, among other things, the consummation of the Spin-Off. A copy of the Spin-Off Press Release is attached as Exhibit 99.3 hereto and is incorporated into this Item 8.01 by reference.

Receipt of Dividend

On April 3, 2023, prior to the consummation of the Spin-Off, Crane Company paid a dividend to Crane NXT in the amount of $275 million.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The Audited Combined Carve-Out Financial Statements of Crane NXT (A Business of Crane Holdings, Co.) as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021 and 2020, are attached as Exhibit 99.4 hereto and are incorporated into this Item 9.01(a) by reference.

Due to Crane Company’s larger operations, greater tangible assets, greater fair value and greater net sales, in each case, relative to Crane NXT, Co., among other factors, Crane Company will be treated as the “accounting spinnor” and therefore will be the “accounting successor” to Crane Holdings, Co. for accounting purposes, notwithstanding the legal form of the Spin-Off. Therefore, following the Spin-Off, the historical consolidated financial statements of Crane Company will reflect the historical consolidated financial statements of Crane Holdings, Co., and Crane NXT, Co.’s historical financial statements are comprised solely of combined carve-out financial statements representing only those operations, assets, liabilities and equity of Crane NXT, Co., on a stand-alone basis derived from the consolidated financial statements and accounting records of Crane Holdings, Co. Accordingly, the historical financial information incorporated into this Item 9.01(a) does not necessarily reflect the financial condition, results of operations or cash flows that Crane NXT, Co. would have achieved as a separate, publicly traded company during the periods presented, nor does it necessarily reflect those that Crane NXT, Co. will achieve in the future.

(d) Exhibits.

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of April 3, 2023, by and between Crane Holdings, Co. and Crane Company*

3.1	Certificate of Amendment to the Certificate of Incorporation of Crane NXT, Co., dated as of April 3, 2023

3.2	Amended and Restated Certificate of Incorporation of Crane NXT, Co., dated as of May 16, 2022

3.3	Amended and Restated By-laws of Crane NXT, Co., dated as of April 3, 2023

10.1	Transition Services Agreement, dated as of April 3, 2023, by and between Crane Holdings, Co. and Crane Company*

10.2	Tax Matters Agreement, dated as of April 3, 2023, by and between Crane Holdings, Co. and Crane Company

10.3	Employee Matters Agreement, dated as of April 3, 2023, by and between Crane Holdings, Co. and Crane Company*

10.4	Intellectual Property Matters Agreement, dated as of April 3, 2023, by and between Crane Holdings, Co. and Crane Company*

10.5	Collateral Agreement, dated as of March 31, 2023, by and among Crane Holdings, Co., the subsidiary grantors thereto and JPMorgan Chase, N.A., as administrative agent*

99.1	Press Release of Crane NXT, Co., dated March 28, 2023

99.2	Press Release of Crane NXT, Co., dated March 28, 2023

99.3	Press Release of Crane NXT, Co., dated April 3, 2023

99.4	Audited Combined Carve-Out Financial Statements of Crane NXT (A Business of Crane Holdings, Co.)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE NXT, CO.

April 3, 2023

	By:	/s/ Christina Cristiano
	Name:	Christina Cristiano
	Title:	Senior Vice President, Chief Financial Officer